Exhibit 99.1

Gloo Holdings, Inc. Reports Second Quarter 2026 Financial Results

Q2 2026 revenue grows 188% year-over-year to $46.6 million, exceeding guidance and analyst consensus1

Continues to grow traction and trust with enterprise customers, with deeper cross selling across Gloo platform

Achieves third consecutive quarter of Adjusted EBITDA improvement, expects to achieve Adjusted EBITDA profitability in Q4 2026

BOULDER, Colo. – September 9, 2026 – Gloo Holdings, Inc. (Nasdaq: GLOO), a leading technology platform for the faith and flourishing ecosystem, today announced financial results for the quarter ended July 31, 2026. The company also gave third quarter revenue and Adjusted EBITDA guidance and raised fiscal year 2026 revenue guidance to $200 million.

“Our second quarter results show that our strategy is on track,” said Scott Beck, co-founder and CEO of Gloo. “Organizations in the faith and flourishing ecosystem want a partner who deeply understands their mission and their needs. More of these great organizations are trusting their business to Gloo and our Capital Partners every quarter. As these organizations transform millions of lives for good, we could not be more honored to serve them.”

Second Quarter Fiscal 2026 Financial Highlights

•
Total revenue for the second quarter was $46.6 million, representing 188% growth compared to the prior-year period, exceeding guidance of $44.0 million and again beating analyst consensus.
•
Net loss narrowed to $21.2 million, compared to a net loss of $44.1 million in the second quarter of fiscal 2025.
•
Adjusted EBITDA was negative $8.3 million, beating guidance of negative $8.5 million and analyst consensus of negative $8.6 million. This compares to negative $11.5 million in the first quarter of fiscal 2026, a sequential improvement of $3.2 million and the third consecutive quarter of sequential Adjusted EBITDA improvement.
•
Subsequent to quarter close, Gloo extended the term of its senior secured loan of $13.2 million by one year to April 2028, providing the company with additional flexibility in 2027.

“We’ve improved our financial performance every quarter as a public company, reflecting consistent execution and increasing operating leverage,” said Paul Seamon, CFO of Gloo. “Our full-year outlook more than doubles revenue from the prior year, with operating expenses expected to remain approximately flat in absolute dollars. This demonstrates that we can integrate new capabilities, support continued growth and advance toward profitability without building a proportionately larger cost base. We continue to expect to approach Adjusted EBITDA break-even in the third quarter and achieve Adjusted EBITDA profitability in the fourth quarter of fiscal 2026.”

Business Highlights

Growing Traction with Enterprise Customers

Faith and flourishing organizations are part of a large market growing at more than double the pace of annual US GDP. Gloo’s integrated platform is well matched to the needs of this historically fragmented and underserved market, combining the ability to power organizations’ technology with the ability to power their reach. Together, these capabilities address two persistent needs across the ecosystem: operating more effectively and expanding the ability to connect with, engage and serve more people.

Highlights include:

•
Gloo now has over 30 customers each generating $1M+ in annual contract value and, in the second quarter, the company reached an important milestone with its first customer exceeding $10M in annual contract value.
•
These relationships include large faith-aligned, social service and youth-serving organizations, demonstrating continued expansion beyond Gloo’s historic customer base.
•
Universities continue to emerge as a meaningful growth vertical, with over forty universities that Gloo is serving. This includes Indiana Wesleyan University, Jessup University, the University of Northwestern and Whitworth University. The company expects continued momentum in this segment throughout the rest of the year and beyond.

1 Consensus source: FactSet

Growing Trust and Cross Platform Engagement

Organizations in the faith and flourishing ecosystem are under increasing pressure to modernize technology, operate more efficiently, strengthen donor development and scale their missions. As customers see the value of the Gloo platform, organizations are increasingly adopting solutions across multiple Gloo business units and Gloo’s consolidated subsidiaries and equity method investments ("Capital Partners"), especially as Gloo continues to add new capabilities.

Highlights include:

•
A growing number of Gloo’s largest customers, including many $1M+ customers, have now adopted solutions from multiple Gloo Capital Partners. This cross-platform engagement expands the value Gloo can deliver to each organization and creates a foundation for durable, long-term revenue growth.
•
Since its public market debut, Gloo has announced five strategic acquisitions: XRI Global, Westfall Group, Enterprisemarketdesk, its remaining ownership stake in Midwestern Interactive, and Cedarstone. Each adds new capabilities as well as specialized expertise, customer relationships and reach that further strengthens Gloo’s integrated platform.
•
In the second quarter, Gloo completed its acquisition of Enterprisemarketdesk, a well-known Workday services partner, and announced plans to acquire the remaining stake of Midwestern, a prominent talent partner for the faith and flourishing ecosystem. The Midwestern transaction was completed in August 2026.
•
In August 2026, Gloo also announced and closed its acquisition of Cedarstone, an integrated business services firm that specializes in delivering finance and development outsourcing services.

Growing Value of AI

AI continues to be a significant tailwind, as Gloo expands its Applied AI capabilities and helps organizations deploy AI in practical, trusted ways across their operations. Gloo is bringing the power of agentic workflows to organizations in areas like donor engagement, project management, and help desk automation, giving customers better insights into their businesses, while reducing repetitive administrative work and allowing them to focus more on mission-aligned outcomes.

Highlights include:

•
On September 8, the company announced Gloo Code, a new agentic building capability within Gloo AI Studio. Gloo Code helps developers get more from their tokens by pairing purpose-built agents with the right model for each task.
•
The company also continues preparations for its fourth annual Gloo AI Hackathon, scheduled for October 6-8, 2026, in Boulder, Colorado. The event is expected to bring together hundreds of developers, engineers and mission-driven builders to create AI-powered solutions that advance human flourishing and accelerate Applied AI adoption across the ecosystem.

Fiscal Year 2026 Outlook

Gloo expects third-quarter revenue to be $55 million, representing an increase of 69% compared with the prior-year period. Adjusted EBITDA is expected to be negative $3.5 million for the third quarter of 2026, representing continued sequential improvement and in-line with the company’s expectation to approach break-even. For fiscal year 2026, Gloo is raising revenue guidance to $200 million.

The company remains confident in achieving Adjusted EBITDA profitability in the fourth quarter of 2026.

Gloo has not provided a reconciliation of its forward outlook for Adjusted EBITDA to its most directly comparable GAAP financial measure in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Gloo is unable to predict with reasonable certainty the amount and timing of adjustments used to calculate this non-GAAP financial measure, particularly those related to interest expense, changes in the fair value of certain financial instruments, equity-based compensation, employee stock transactions and related tax effects.

Conference Call Information

Gloo will conduct a conference call with analysts and investors to discuss its second quarter 2026 financial results and current financial prospects on Wednesday, September 9, 2026 at 5 p.m. ET. Participants may access the conference call via webcast using the Gloo Webcast Link. The webcast will be recorded and available for replay. The link and recording will also be available on the Investor Relations section of the Gloo website at investors.gloo.com.

About Gloo

Gloo (Nasdaq: GLOO) is a leading technology platform serving the faith and flourishing ecosystem. Gloo helps missional organizations amplify their impact by powering their technology and expanding their reach, so that people flourish and organizations thrive. The company’s values-aligned AI platform modernizes systems, workflows and data, while its marketing and donor solutions expand reach, awareness and long-term giving for mission-based organizations. Based in Boulder, Colorado, Gloo serves over 140,000 faith, ministry, and nonprofit leaders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our growth prospects, our ability to achieve Adjusted EBITDA profitability, our expectations regarding future operating expenses, the impact of AI on the faith and flourishing sector and on our business and growth prospects, the anticipated benefits, capabilities or outcomes of our products and offerings, market share gains and the size and growth rate of our addressable market, our acquisition strategy and business initiatives, customer relationships and contracts, and our outlook for the third quarter and fiscal year 2026. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will,” “intend,” “estimate,” “may,” and similar expressions intended to identify forward-looking statements, regardless of whether such words explicitly appear in the statement itself. These forward-looking statements are based on our current expectations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Annual Report on Form 10-K for the year ended January 31, 2026, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026, and in the other documents we file with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026, which we expect to file with the SEC following the date of this press release. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Gloo has provided in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA.

Gloo uses Adjusted EBITDA to evaluate its core operating performance, support planning and forecasting, and assess strategic opportunities. In addition, Gloo may use Adjusted EBITDA in its incentive compensation programs applicable to some of its employees. Accordingly, Gloo believes that Adjusted EBITDA may provide useful information to investors about its business and financial performance, enhance its overall understanding of our past performance and future prospects, and allow for greater transparency with respect to this measure used by Gloo management in their financial and operational decision making.

Adjusted EBITDA is defined as net loss adjusted to exclude (1) interest expense, (2) income tax expense (benefit), (3) depreciation and amortization, (4) equity-based compensation, (5) impairment of goodwill, (6) loss (gain) from change in fair value of financial instruments, (7) financing and restructuring costs, (8) loss on extinguishment of debt, (9) income (loss) from equity method investments, net, (10) interest income, (11) offering related costs, (12) one-time employee tax credit, and (13) opening balance sheet adjustment subsequent to the measurement period, that are not reflective of Gloo's core operating results.

The non-GAAP financial measures included in this press release are not measurements of financial performance under U.S. GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with U.S. GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-routine items. These non-GAAP measures have limitations as analytical tools, and investors should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under U.S. GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. Investors are encouraged to review the most directly comparable GAAP measure and the Company's condensed consolidated financial statements and related notes included in Part II, Item 8 of the Annual Report on Form 10-K for the year ended January 31, 2026, and in the unaudited condensed consolidated financial statements and related notes included in Part I, Item 1 of the Quarterly Report on Form 10-Q for the quarter ended July 31, 2026, which Gloo expects to file with the SEC following the date of this press release.

Contact: investor@gloo.us

Gloo Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

	July 31,	January 31,
	2026	2026
	(in thousands, except share and unit data)
ASSETS
Current assets:
Cash and cash equivalents	$39,282	$57,307
Restricted cash	256	255
Accounts receivable, net of allowance for credit losses of $76 and $75, respectively	18,260	10,697
Inventory, net	1,102	1,397
Contract assets	726	1,259
Prepaid expenses and other current assets	7,827	4,689
Total current assets	67,453	75,604
Property and equipment, net	4,881	4,166
Capitalized software, net	32,113	30,078
ROU operating lease asset	7,339	8,705
Long-term investments	1,258	100
Other non-current assets	378	370
Intangible assets, net	38,392	37,283
Goodwill	119,320	107,353
Total assets	$271,134	$263,659

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,154	$9,356
Accrued compensation	10,627	8,397
Accrued liabilities	6,737	6,414
Acquisition-related liabilities, current	2,292	2,056
Deferred revenue	18,072	14,581
Debt, current	5,121	5,812
Lease liabilities, current	1,948	1,925
Total current liabilities	54,951	48,541
Acquisition-related liabilities, non-current	709	1,346
Debt, non-current	32,295	29,485
Lease liabilities, non-current	5,700	7,076
Derivative liability	501	399
Deferred income taxes	2,937	4,353
MW Call Option	12,540	12,858
Other non-current liabilities	1,914	1,919
Total liabilities	111,547	105,977

Mezzanine Equity:
Redeemable NCI	3,764	3,559
Total mezzanine equity	3,764	3,559

Stockholders' Equity:
Class A, $0.001 par value, 5,000,000,000 shares authorized, and 38,541,604 issued and outstanding as of July 31, 2026 and 11,405,352 as of January 31, 2026	39	11
Class B, $0.001 par value, 100,000,000 shares authorized, 51,816,158 issued and 51,517,323 outstanding as of July 31, 2026 and 69,465,772 issued and 69,166,937 outstanding as of January 31, 2026	52	70
Treasury stock, at cost; 298,835 Class B shares as of July 31, 2026 and January 31, 2026	(3,771)	(3,771)
Additional paid-in capital	218,912	178,619
Accumulated deficit	(78,250)	(40,119)
Accumulated other comprehensive income	182	364
Equity attributable to stockholders'	137,164	135,174
Equity attributable to noncontrolling interests	18,659	18,949
Total stockholders' equity	155,823	154,123
Total liabilities, mezzanine equity, and stockholders' equity	$271,134	$263,659

Gloo Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(in thousands, except share, per share, unit, and per unit data)
Revenue:
Platform revenue	$23,643	$8,746	$47,755	$17,241
Platform solutions revenue	22,930	7,427	40,348	11,234
Total revenue	46,573	16,173	88,103	28,475
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	29,796	12,094	57,897	20,968
Product development	7,113	5,018	11,008	10,730
Sales and marketing	10,857	8,499	20,484	15,823
General and administrative	15,640	12,264	30,860	22,206
Depreciation and amortization	3,668	2,673	7,095	5,200
Total operating expenses	67,074	40,548	127,344	74,927
Operating loss	(20,501)	(24,375)	(39,241)	(46,452)
Other (income) expense:
Interest expense	826	3,251	1,803	6,003
Other income, net	(226)	(52)	(1,297)	(473)
(Gain) loss from change in fair value of financial instruments	534	8,246	(216)	11,436
Loss on extinguishment of debt	—	7,473	—	7,473
Total other (income) expense, net	1,134	18,918	290	24,439
Net loss before income taxes	(21,635)	(43,293)	(39,531)	(70,891)
Income tax benefit (expense)	470	326	1,315	293
Income from equity method investments, net	—	(1,133)	—	(460)
Net loss	(21,165)	(44,100)	(38,216)	(71,058)
Less: net loss attributable to noncontrolling interests	142	(751)	(85)	(1,307)
Net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively	$(21,307)	$(43,349)	$(38,131)	$(69,751)

Net loss per share attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and units of members of Gloo Holdings, LLC, respectively	$(0.25)	$(6.45)	$(0.47)	$(10.40)
Weighted-average common shares (Class A and Class B) of Gloo Holdings, Inc. and units of Gloo Holdings, LLC used to compute net loss per share and unit, respectively, basic and diluted	84,096,399	8,217,024	81,406,063	8,217,024

Gloo Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended July 31,
	2026	2025
	(in thousands)
Operating activities:
Net loss	$(38,216)	$(71,058)
Adjustments to reconcile net loss attributable to common stockholders and members to net cash used in operating activities:
Equity-based compensation expense	6,768	3,275
Depreciation and amortization	7,095	5,200
Amortization of deferred financing costs	359	1,247
Provision for expected credit losses	445	479
Lease expense	903	862
Deferred income taxes	(601)	(360)
(Gain) loss from change in fair value of financial instruments	(216)	11,436
Loss from equity method investments, net	—	106
Loss on extinguishment of debt	—	7,473
Loss on sale/disposal of PPE	2	—
Inventory reserve	(169)	—
Abandonment of capital software	190	—
Debt assumed through PIK interest	240	41
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,905)	(1,385)
Prepaid expenses and other current assets	(2,095)	232
Other non-current assets	(817)	(4,478)
Accounts payable	440	4,281
Accrued expenses and other current liabilities	1,631	163
Deferred revenue	884	(1,134)
Other non-current liabilities	103	(606)
Net cash used in operating activities	(27,959)	(44,226)
Investing activities:
Purchases of property and equipment	(1,381)	(520)
Capitalized internal-use software costs	(5,886)	(6,447)
Purchase of investments	(100)	—
Acquisitions, net of cash acquired	(3,021)	(3,765)
Net cash used in investing activities	(10,388)	(10,732)
Financing activities:
Payments on debt	(2,722)	(24)
Proceeds from debt	—	56,950
Payments of deferred financing costs	—	(73)
Payment of acquisition related liabilities	(706)	—
Proceeds from exercise of common stock and common unit options	88	64
Proceeds from Member Advances received	—	6,700
Proceeds from Series A Preferred Units issuance	—	600
Proceeds from issuance of Class A common stock upon follow on offering, net of underwriting discounts and commissions and other offering costs	23,677	—
Net cash provided by financing activities	20,337	64,217
Effect of exchange rate changes on cash and cash equivalents	(14)	(260)
Net decrease in cash, cash equivalents and restricted cash	(18,024)	8,999
Cash, cash equivalents, and restricted cash
Beginning of period	57,562	13,844
End of period	$39,538	$22,843
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,043	$2,750
Cash paid for taxes, net of refunds	55	—
Supplemental disclosure of non-cash investing and financing activity:
Conversion of accounts receivable to investments	1,058	—
Modification of operating leases	459	—
ROU assets obtained in acquisitions	—	2,206
ROU assets obtained in exchange for new lease liabilities	—	1,315

Gloo Holdings, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited)

The following table provides a reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure for the periods presented:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
	(in thousands)
Net loss attributable to common stockholders and members	$(21,307)	$(43,349)	$(38,131)	$(69,751)
Net loss attributable to noncontrolling interests	142	(751)	(85)	(1,307)
Net loss	(21,165)	(44,100)	(38,216)	(71,058)
Adjusted to exclude:
Interest expense	826	3,251	1,803	6,003
Income tax (benefit) expense	(470)	(326)	(1,315)	(293)
Depreciation and amortization	3,668	2,673	7,095	5,200
Equity-based compensation	3,019	1,840	6,768	3,275
(Gain) loss from change in fair value of financial instruments	534	8,246	(216)	11,436
Financing and restructuring costs	4,375	868	4,448	1,370
Loss from equity method investments, net	—	1,133	—	460
Interest income	(168)	(72)	(537)	(133)
Offering related costs	1,072	—	1,072	—
Loss on extinguishment of debt	—	7,473	—	7,473
One-time employee tax credit	—	—	(1,191)	—
Opening balance sheet adjustment subsequent to the measurement period	—	—	471	—
Other	—	—	—	18
Adjusted EBITDA	$(8,309)	$(19,014)	$(19,818)	$(36,249)